CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent chartered accountants, we hereby consent to the incorporation of our report included in this 1996 Annual Report on Form 10-K into Royal Oak Mines Inc.'s previously filed Form S-8 Registration Statements No. 33-89202 and No. 333-06186.

                              Arthur Andersen & Co.

Vancouver, British Columbia
March 31, 1997